NEWS RELEASE



Contact:  Paul S. Feeley                               For Release: Immediately
          Senior Vice President, Treasurer &
          Chief Financial Officer
          (617) 628-4000



                         CENTRAL BANCORP, INC. DECLARES
                       ITS REGULAR QUARTERLY CASH DIVIDEND

         SOMERVILLE, MASSACHUSETTS, January 18, 2007 - Central Bancorp, Inc. (NASDAQ Global MarketSM:CEBK) announced today that its Board of Directors declared its regular quarterly cash dividend of eighteen ($0.18) cents per share, payable on February 16, 2007, to stockholders of record as of February 2, 2007.

         The dividend represents the Company's 42nd consecutive distribution since implementing its cash dividend policy in October 1996.

         Central Bancorp, Inc. is the holding company for Central Bank, whose legal name is Central Co-operative Bank, a Massachusetts-chartered co-operative bank operating nine full-service banking offices, a limited service high school branch in suburban Boston and a stand alone 24-hour automated teller machine in Somerville.